Exhibit 99.2

APPRAISAL OF

CERTAIN OIL AND GAS INTERESTS OWNED BY PERMEX PETROLEUM CORPORATION

LOCATED IN

NEW MEXICO AND TEXAS AS OF SEPTEMBER 30, 2020

PREPARED FOR

PERMEX PETROLEUM CORPORATION

SEC Pricing

MKM ENGINEERING

F-009377

Michele K. Mudrone, P.E.

January 21, 2021

1

MKM ENGINEERING

Oil and Gas Consulting Services

3905 Sagamore Hill Court

Plano, Texas 75025

January 21, 2021

Mr. Mehran Ehsan

Permex Petroleum Corporation

666 Burrard Street, Suite 500

Vancouver, BC Canada

V6C 2X8

Dear Mr. Ehsan:

As requested, we are submitting our estimates of proved and probable reserves and our forecasts of the resulting economics attributable to the interests of Permex Petroleum Corporation as of September 30, 2020, in certain properties located in Eddy County, New Mexico, Gaines, Stonewall, and Young Counties, Texas. We completed our evaluation on January 21, 2021. It is our understanding that the proved and probable reserves estimated in this report constitute 100% of all proved and probable reserves owned by Permex Petroleum Corporation in the United States.

This report has been prepared for Permex Petroleum Corporation’s use in filing with the SEC; in our opinion the assumptions, data, methods, and procedures used in the preparation of this report are appropriate for such purpose. Composite proved reserve estimates and economic forecasts are summarized below:

		Proved	Proved Developed Producing	Proved Non- Producing	Proved Undeveloped
Net Reserves
Oil/Condensate	MBbl	3,706.4	254.9	294.5	3,157.0
Gas	MMcf	740.3	64.9	17.6	657.8
Revenue
Oil/Condensate	M$	149,380.6	10,201.3	12,077.9	127,101.4
Gas	M$	1,313.0	58.7	32.6	1,221.7
Severance and
Ad Valorem Taxes	M$	11,404.2	903.6	863.4	9,637.2
Operating Expenses	M$	38,863.8	5,590.5	2,818.4	30,454.9
Investments	M$	26,262.9	630.1	807.0	24,825.8
Operating Income (BFIT)	M$	74,162.6	3,135.8	7,621.7	63,405.1
Discounted @ 10%	MS	29,113.0	1,806.4	4,057.6	23,249.0

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Composite probable reserve estimates and economic forecasts are summarized below:

		Probable	Probable Non- Producing	Probable Undeveloped
Net Reserves
Oil/Condensate	MBbl	439.4	121.9	317.5
Gas	MMcf	126.3	6.3	120.0
Revenue
Oil/Condensate	M$	17,637.2	5,024.7	12,612.5
Gas	M$	232.3	12.3	220.0
Severance and
Ad Valorem Taxes	M$	1,279.6	359.4	920.2
Operating Expenses	M$	2,404.2	952.6	1,451.6
Investments	M$	0.0	0.0	0.0
Operating Income (BFIT)	M$	14,185.7	3,725.0	10,460.7
Discounted @ 10%	M$	5,844.7	1,489.9	4,354.8

While the oil and gas industry may be subject to regulatory changes from time to time that could affect an industry participant’s ability to recover its reserves, we are not aware of any such governmental actions which would restrict the recovery of the September 30, 2020 estimated reserves.

Primary Economic Assumptions

Values of proved and probable reserves in this report are expressed in terms of estimated future gross revenue, future net revenue, and present worth. Future gross revenue is that revenue which will accrue to the evaluated interests from the production and sale of the estimated net reserves. Future net revenue is calculated by deducting estimated production taxes, ad valorem taxes, operating expenses, capital costs, and abandonment costs from the future gross revenue. Operating expenses include field operating expenses, transportation expenses, compression charges, and an allocation of overhead that directly relates to production activities. Future income tax expenses were not taken into account in the preparation of these estimates. Present worth of future net revenue is calculated by discounting the future net revenue at the arbitrary rate of 10 percent per year compounded annually over the expected period of realization. Present worth should not be construed as fair market value because no consideration was given to additional factors that influence the prices at which properties are bought and sold.

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Future prices were ·estimated using guidelines established by the SEC and the Financial Account Standards Board (FASB). The assumptions used for estimating future prices and expense are as follows:

Oil and Condensate Prices

Oil and condensate price differentials were calculated for each property based on prices received by Permex. The prices were calculated using these differentials to a posted West Texas Intermediate (WTI) at Cushing of $43.396 per barrel and were held constant for the lives of the properties. The WTI oil price of $43.396 per barrel is the 12-month average price calculated as the unweighted arithmetic average of the first-day-of-the-month price for each of the last three months of 2019 and the first nine months of 2020. The volume-weighted average product price over the life of the properties was $40.29 per barrel of oil.

Gas Prices

Gas price differentials were calculated for each property based on prices received by Permex. The prices were calculated using these differentials to a Henry Hub price of $1.967 per million British thermal units (MMBtu) and were held constant for the lives of the properties. The Henry Hub gas price of $1.967 per MMBtu is the 12-month average price calculated as the unweighted arithmetic average of the first-day-of-the-month price for each of the last three months of 2019 and the first nine months of 2020. British thermal unit factors were provided by Permex and used to convert prices from dollars per MMBtu to dollars per thousand cubic feet ($/Met). The volume-weighted average product price over the life of the properties was $1.78 per thousand cubic feet of gas.

Production and Ad Valorem taxes

Production taxes were calculated using the tax rates for the state in which the property is located. Ad valorem taxes were calculated using average rates for each county in which the property is located.

Operating Expenses, Capital Costs and Abandonment Costs

Operating costs were based on operating expense records of Permex Petroleum Corporation and based on current expenses, were held constant for the lives of the properties. Development costs were furnished to us by Permex and are based on authorization for expenditures for the proposed work or actual costs of similar projects. The development costs furnished to us were accepted as factual data and reviewed by MKM Engineering for their reasonableness; however, we have not conducted an independent verification of these costs. Capital expenditures for plugging, abandonment, and reclamation of the properties at the end-of-project life were included in this report.

The undeveloped reserves in this report have been incorporated herein in accordance with Permex’s plans to develop these reserves as of September 30, 2020. The implementation of Permex’s development plans and budget as presented to us and incorporated herein were approved by Permex’s management. Additionally, Permex has informed MKM Engineering that they are not aware of any legal, regulatory or political obstacles that would significantly alter the development plans.

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The proved and probable reserve classifications conform to criteria of the Securities and Exchange Commission. Reserves are judged to be economically producible in future years from known reservoirs under existing economic and operating conditions and assuming continuation of current regulatory practices using conventional production methods and equipment. In the analyses of production decline curves, reserves were estimated only to the limit of economic rates of production under existing economic and operating conditions using prices and costs consistent with the effective date of this report, including consideration of changes in existing prices provided only by contractual arrangement but not including escalations based on future conditions. The reserves and economics are predicted on the regulatory agency classifications, rules, policies, laws, taxes, and royalties in effect on the date of this report except as noted herein. In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which the controlling interpretation my be legal or accounting, rather than engineering and geosciences. Therefore, the possible effects of changes in legislation or other Federal or State restrictive actions have not been considered. An on-site field inspection of these properties has not been made nor have the wells been tested by MKM Engineering. Possible environmental liability related to the properties has not been investigated nor considered.

Methodology and Procedures

The reserves were estimated using a combination of the production performance, volumetric, and analogy methods, in each case as we considered to be appropriate and necessary to establish the conclusions set forth herein. All reserve estimates represent our best judgment based on data available at the time of preparation and assumptions as to future economic and regulatory conditions. It should be realized that the reserves actually recovered, the revenue derived therefrom, and the actual cost incurred could be more or less than the estimated amounts.

The process of estimated reserves is complex. It requires significant judgments and decisions based on available geological, geophysical, engineering, and economic data. These estimates may change substantially as additional data from ongoing development activities and production performance becomes available and as economic conditions impacting oil and gas prices and costs change.

For depletion type reservoirs or those whose performance disclosed a reliable decline in producing rate trends or other diagnostic characteristics, reserves were estimated by the application of appropriate decline curves or other performance relationships. In the analyses of production decline curves, reserves were estimated only to the limits of economic production based on existing economic conditions. In certain cases, when the previously named method could not be used, reserves were estimated by analogy with similar wells or reservoirs for which more complex data were available.

As circumstances change and additional data become available, reserve estimates also change. Estimates made are reviewed and revised, either upward or downward, as warranted by the new information. Revisions are often required due to changes in well performance, prices, economic conditions, and governmental restrictions.

Although every reasonable effort is made to ensure that reserve estimates are accurate, reserve estimation is an inferential science. As a result, the subjective decisions, new geological or production information, and a changing environment may impact these estimates. Revisions to reserve estimates can arise from changes in year end oil and gas prices, and reservoir performance. Such revisions can be positive or negative.

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Gas reserves estimated herein are expressed as sales gas. Sales gas is defined as the total gas to be produced from the reservoirs, measured at the point of delivery, after reduction for fuel use and shrinkage resulting from the field separation and processing. Gas reserves are expressed at a temperature base of 60 degrees Fahrenheit and at the pressure base of the state in which the resources are located. Gas reserves included herein are expressed in thousands of cubic feet (Met). Oil and condensate reserves estimated herein are those to be recovered by conventional lease separation. Oil and condensate reserves included in this report are expressed in barrels (bbl) representing 42 United States gallons per barrel.

The reserve estimates were based on interpretations of factual data furnished by Permex Petroleum Corporation. Ownership interests were supplied by Permex Petroleum Corporation and were accepted as furnished. To some extent, information from public records has been used to check and/or supplement this data. The basic engineering and geological data were utilized subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data.

MKM Engineering is independent with respect to Permex Petroleum Corporation as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers (“SPE Standards”). Neither MKM Engineering nor any of its employees has any interest in the subject properties. Neither the employment to make this study nor the compensation is contingent on the results of our work or the future production rates for the subject properties.

Our work papers and related data are available for inspection and review by authorized parties.

Respectfully submitted,

MKM ENGINEERING
Texas Registered Engineering Firm F-009733

Michele K. Mudrone, P.E.

Attachments

6

LIST OF ECONOMIC TABLES

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Appendix

8

DEFINITIONS OF OIL AND GAS RESERVES

Adapted from U.S. Securities and Exchange Commission Regulation S-X Section 210.4-10(a)

Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible-from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations-prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including,

but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including governmental entities, determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

(23) Proved properties. Properties with proved reserves.

(24) Reasonable certainty. If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to estimated ultimate recovery {EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.

(25) Reliable technology. Reliable technology is a grouping of one or more technologies (including computational methods) that has been field tested and has been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

(26) Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

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DEFINITIONS OF OIL AND GAS RESERVES

Adapted from U.S. Securities and Exchange Commission Regulation S-X Section 210.4-10(a)

Note to paragraph (a)(26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

Excerpted from the FASB Accounting Standards Codification Topic 932, Extractive Activities-Oil and Gas:

932-235-50-30 A standardized measure of discounted future net cash flows relating to an entity’s interests in both of the following shall be disclosed as of the end of the year.

a.	Proved oil and gas reserves (see paragraphs 932-235-50-3 through 50-11B)
b.	Oil and gas subject to purchase under long-term supply, purchase, or similar agreements and contracts in which the entity participates in the operation of the properties on which the oil or gas is located or otherwise serves as the producer of those reserves (see paragraph 932-235-50-7).

The standardized measure of discounted future net cash flows relating to those two types of interests in reserves may be combined for reporting purposes.

932-235-50-31 All of the following information shall be disclosed in the aggregate and for each geographic area for which reserve quantities are disclosed in accordance with paragraphs 932-235-50-3 through 50-11B:

a.	Future cash inflows. These shall be computed by applying prices used in estimating the entity’s proved oil and gas reserves to the year-end quantities of those reserves. Future price changes shall be considered only to the extent provided by contractual arrangements in existence at year-end.
b.	Future development and production costs. These costs shall be computed by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions. ff estimated development expenditures are significant, they shall be presented separately from estimated production costs.
c.	Future income tax expenses. These expenses shall be computed by applying the appropriate year-end statutory tax rates, with consideration of future tax rates already legislated, to the future pretax net cash flows relating to the entity’s proved oil and gas reserves, less the tax basis of the properties involved. The future income tax expenses shall give effect to tax deductions and tax credits and allowances relating to the entity’s proved oil and gas reserves.
d.	Future net cash flows. These amounts are the result of subtracting future development and production costs and future income tax expenses from future cash inflows.
e.	Discount. This amount shall be derived from using a discount rate of 10 percent a year to reflect the timing of the future net cash flows relating to proved oil and gas reserves.
f.	Standardized measure of discounted future net cash flows. This amount is the future net cash flows Jess the computed discount.

(27) Reservoir. A porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

(28) Resources. Resources are quantities of oil and gas estimated to exist in naturally occurring accumulations. A portion of the resources may be estimated to be recoverable, and another portion may be considered to be unrecoverable. Resources include both discovered and undiscovered accumulations.

(29) Service well. A well drilled or completed for the purpose of supporting production in an existing field. Specific purposes of service wells include gas injection, water injection, steam injection, air injection, salt-water disposal, water supply for injection, observation, or injection for in-situ combustion.

(30) Stratigraphic test well. A stratigraphic test well is a drilling effort, geologically directed, to obtain information pertaining to a specific geologic condition. Such wells customarily are drilled without the intent of being completed for hydrocarbon production. The classification also includes tests identified as core tests and all types of expendable holes related to hydrocarbon exploration. Stratigraphic tests are classified as “exploratory type” if not drilled in a known area or “development type● if drilled in a known area.

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DEFINITIONS OF OIL AND GAS RESERVES

Adapted from U.S. Securities and Exchange Commission Regulation S-X Section 210.4-10(a)

(31) Undeveloped oil and gas reserves. Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i)	Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.
(ii)	Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

From the SEC’s Compliance and Disclosure Interpretations (October 26, 2009):

Although several types of projects - such as constructing offshore platforms and development in urban areas, remote locations or environmentally sensitive locations - by their nature customarily take a longer time to develop and therefore often do justify longer time periods, this determination must always take into consideration all of the facts and circumstances. No particular type of project per se justifies a longer time period, and any extension beyond five years should be the exception, and not the rule.

Factors that a company should consider in determining whether or not circumstances justify recognizing reserves even though development may extend past five years include, but are not limited to, the following:

●	The company’s level of ongoing significant development activities in the area to be developed (for example, drilling only the minimum number of wells necessary to maintain the lease generally would not constitute significant development activities};
●	The company’s historical record at completing development of comparable long-term projects;
●	The amount of time in which the company has maintained the leases, or booked the reserves, ·without significant development activities;
●	The extent to which the company has followed a previously adopted development plan (for example, ff a company has changed its development plan several times without taking significant steps to implement any of those plans, recognizing proved undeveloped reserves typically would not be appropriate); and
●	The extent to which delays in development are caused by external factors related to the physical operating environment (for example, restrictions on development on Federal lands, but not obtaining government permits}, rather than by internal factors (for example, shifting resources to develop properties with higher priority).

(iii)	Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a}(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

(32) Unproved properties. Properties with no proved reserves.

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Appendix II

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First Day of the Month Benchmark

Oil And Gas Prices

Month Year	WTI Cushing $/Bbl	Henry Hub $/MMBTU

Oct-19	53.620	2.325
Nov-19	56.200	2.675
Dec-19	55.170	2.330
Jan-20	61.060	2.050
Feb-20	51.560	1.850
Mar-20	44.760	1.725
Apr-20	20.310	1.690
May-20	19.780	1.685
Jun-20	35.440	1.595
Jul-20	39.820	1.690
Aug-20	40.270	1.750
Sep-20	42.760	2.240

Average	43.396	1.967

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CERTIFICATE OF QUALIFICATION

I, Michele K. Mudrone, registered Professional Engineer in the State of Texas, hereby certify:

1.	That I am a registered Professional Engineer in the State of Texas, a member of the Society of Petroleum Engineers, and I reside at 3905 Sagamore Hill Court, Plano, Texas.

2.	That I graduated from the Colorado School of Mines with a Bachelor of Science degree in Petroleum Engineering in 1976.

3.	That I have been employed in the petroleum industry since graduation in 1976. During the time of employment I have been directly involved in reservoir engineering, petrophysical analysis, reservoir simulation, and property evaluation.

4.	That I am presently employed by MKM Engineering which prepared an evaluation effective September 30, 2020, for Permex Petroleum Corporation.

5.	That the parameters and conditions employed in the evaluation of interests of Permex Petroleum Corporation, effective September 30, 2020, were examined by me and adopted as representative and appropriate in establishing true value of these properties.

6.	That I have not received, nor do I expect to receive, any direct or indirect interest in the holdings discussed, or in the securities of the Company.

7.	That I have not examined the chain of title for the properties discussed, but have relied on descriptions furnished by the client.

8.	That the aforementioned report was not based on a personal field examination of the properties in question; however, such as examination was not deemed necessary in view of the information available from public sources and the files of Permex Petroleum Corporation.

Michele K. Mudrone, P.E.

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Cashflow

Summaries

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PERMEX PETROLEUM
Reserve and Economic Projection	Proved Rsv Class
As of 9/30/2020	Producing Rev Category

MKM Engineering	TABLE 1

Estimated 8/8 Ths Production					Net Production
Year	Wells	Oil Mbbl	NGL Mgal	Gas MMcf	Oil Mbbl	NGL Mgal	Gas MMcf	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2020	37	7.77	0.00	4.33	2.72	0.00	1.92	39.99	0.00	1.26
2021	32	29.24	0.00	13.13	10.25	0.00	5.11	39.99	0.00	1.07
2022	31	31.07	0.00	12.47	12.01	0.00	4.85	40.00	0.00	1.07
2023	30	37.27	0.00	10.72	16.90	0.00	3.75	40.02	0.00	0.86
2024	30	35.75	0.00	10.20	16.18	0.00	3.57	40.02	0.00	0.86
2025	30	34.10	0.00	9.65	15.41	0.00	3.37	40.02	0.00	0.86
2026	30	32.61	0.00	9.16	14.72	0.00	3.20	40.02	0.00	0.86
2027	30	31.20	0.00	8.69	14.06	0.00	3.04	40.02	0.00	0.86
2028	30	29.92	0.00	8.27	13.46	0.00	2.89	40.02	0.00	0.86
2029	30	28.54	0.00	7.83	12.82	0.00	2.74	40.02	0.00	0.86
2030	30	27.30	0.00	7.43	12.25	0.00	2.60	40.02	0.00	0.86
2031	30	26.12	0.00	7.05	11.70	0.00	2.47	40.02	0.00	0.86
2032	30	25.05	0.00	6.71	11.20	0.00	2.35	40.02	0.00	0.86
2033	30	23.90	0.00	6.35	10.67	0.00	2.22	40.02	0.00	0.86
2034	30	22.87	0.00	6.03	10.19	0.00	2.11	40.02	0.00	0.86
Sub-T		422.72	0.00	128.03	184.55	0.00	46.18	40.02	0.00	0.92
After		180.00	0.00	53.46	70.38	0.00	18.69	40.01	0.00	0.86
Total		602.72	0.00	181.49	254.93	0.00	64.87	40.02	0.00	0.90
Cum.		5,898.39	0.00	2,999.89
Ult.		6,501.11	0.00	3,181.38

Company Future Gross Revenue						Prod & Adv Taxes		Revenue
	Oil	NGL	Gas	Other	Total	Prod Tax	Adv Tax	after Sev & Adv
Year	M$	M$	M$	M$	M$	M$	M$	M$
2020	108.89	0.00	2.42	0.00	111.31	5.23	2.81	103.27
2021	410.00	0.00	5.44	0.00	415.44	19.42	10.49	385.53
2022	480.46	0.00	5.18	0.00	485.65	24.81	14.42	446.42
2023	676.34	0.00	3.23	0.00	679.57	38.93	24.52	616.11
2024	647.65	0.00	3.07	0.00	650.72	37.24	23.44	590.04
2025	616.81	0.00	2.91	0.00	619.71	35.43	22.29	561.99
2026	589.09	0.00	2.76	0.00	591.85	33.81	21.25	536.79
2027	562.63	0.00	2.62	0.00	565.25	32.25	20.27	512.73
2028	538.81	0.00	2.49	0.00	541.30	30.86	19.38	491.07
2029	513.19	0.00	2.36	0.00	515.55	29.36	18.43	467.76
2030	490.17	0.00	2.24	0.00	492.41	28.01	17.57	446.83
2031	468.20	0.00	2.12	0.00	470.32	26.73	16.75	426.84
2032	448.41	0.00	2.02	0.00	450.43	25.57	16.02	408.84
2033	427.13	0.00	1.91	0.00	429.04	24.33	15.24	389.47
2034	408.01	0.00	1.81	0.00	409.82	23.22	14.53	372.07
Sub-T	7,385.80	0.00	42.58	0.00	7,428.38	415.22	257.41	6,755.75
After	2,815.50	0.00	16.09	0.00	2,831.59	145.63	85.29	2,600.67
Total	10,201.29	0.00	58.67	0.00	10,259.96	560.85	342.70	9,356.42

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Deductions					Future Net Income Before Income Taxes
	Lease	Net	Trans.	Net	Undiscounted		Discounted Ann	Disc. Cum. .Annual
	Net Costs	Investments	Costs	Profits	Annual	Cumulative	@ 10.00%	@ 10.00%
Year	M$	M$	M$-	M$	M$	M$	M$	M$
2020	60.39	0.00	0.00	0.00	42.88	42.88	42.36	42.36
2021	239.38	33.30	0.00	0.00	112.85	155.73	105.42	147.78
2022	250.69	0.00	0.00	0.00	195.73	351.46	162.24	310.02
2023	249.40	3.00	0.00	0.00	363.72	715.18	276.73	586.75
2024	249.40	0.00	0.00	0.00	340.64	1,055.81	234.61	821.36
2025	249.40	0.00	0.00	0.00	312.59	1,368.40	194.86	1,016.21
2026	249.40	0.00	0.00	0.00	287.39	1,655.79	162.18	1,178.39
2027	249.40	0.00	0.00	0.00	263.33	1,919.12	134.53	1,312.92
2028	249.40	0.00	0.00	0.00	241.67	2,160.79	111.76	1,424.68
2029	249.40	0.00	0.00	0.00	218.37	2,379.16	91.40	1,516.09
2030	249.40	0.00	0.00	0.00	197.43	2,576.58	74.81	1,590.90
2031	249.40	0.00	0.00	0.00	177.44	2,754.02	60.87	1,651.76
2032	249.40	0.00	0.00	0.00	159.44	2,913.46	49.52	1,701.28
2033	249.40	0.00	0.00	0.00	140.08	3,053.54	39.37	1,740.65
2034	249.40	0.00	0.00	0.00	122.67	3,176.21	31.21	1,771.87
Sub-T	3,543.23	36.30	0.00	0.00	3,176.21	3,176.21	1,771.87	1,771.87
After	2,047.29	593.84	0.00	0.00	-40.46	-40.46	34.55	34.55
Total	5,590.52	630.14	0.00	0.00	3,135.76	3,135.76	1,806.42	1,806.42

Present Worth Profile (MS)
PW 0.00% :	3,135.76
PW 8.00% :	2,011.97
PW 10.00% :	1,806.42
PW 12.00% :	1,627.79
PW 14.00% :	1,472.66
PW 16.00% :	1,337.73

17

PERMEX PETROLEUM
Reserve and Economic Projection	Proved Rsv Class
As of 9/30/2020	Shut-In Rev Category

MKM Engineering	TABLE 2

Estimated 8/8 Ths Production					Net Production
Year	Wells	Oil Mbbl	NGL Mgal	Gas MMcf	Oil Mbbl	NGL Mgal	Gas MMcf	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2020	12	0.00	0.00	0.11	0.00	0.00	0.08	41.03	0.00	1.97
2021	14	2.52	0.00	0.01	1.93	0.00	0.01	41.22	0.00	1.97
2022	13	5.14	0.00	1.25	3.94	0.00	0.96	41.24	0.00	1.97
2023	12	5.56	0.00	1.70	4.30	0.00	1.31	41.23	0.00	1.97
2024	12	10.93	0.00	0.70	8.68	0.00	0.54	41.21	0.00	1.97
2025	11	10.78	0.00	0.00	8.56	0.00	0.00	41.21	0.00	0.00
2026	11	9.96	0.00	0.00	7.91	0.00	0.00	41.21	0.00	0.00
2027	11	9.21	0.00	0.00	7.31	0.00	0.00	41.21	0.00	0.00
2028	10	8.50	0.00	0.00	6.74	0.00	0.00	41.21	0.00	0.00
2029	10	7.84	0.00	0.00	6.21	0.00	0.00	41.21	0.00	0.00
2030	10	7.25	0.00	0.00	5.74	0.00	0.00	41.21	0.00	0.00
2031	10	6.70	0.00	0.00	5.30	0.00	0.00	41.21	0.00	0.00
2032	9	6.07	0.00	0.00	4.81	0.00	0.00	41.22	0.00	0.00
2033	9	5.59	0.00	0.00	4.43	0.00	0.00	41.22	0.00	0.00
2034	9	5.17	0.00	0.00	4.10	0.00	0.00	41.22	0.00	0.00
Sub-T		101.22	0.00	3.76	79.99	0.00	2.90	41.22	0.00	1.97
After		46.31	0.00	0.00	37.14	0.00	0.00	41.21	0.00	0.00
Total		147.54	0.00	3.76	117.13	0.00	2.90	41.21	0.00	1.97
Cum.		1,087.44	0.00	332.10
Ult.		1,234.98	0.00	335.87

Company Future Gross Revenue						Prod & Adv Taxes		Revenue
	Oil	NGL	Gas	Other	Total	Prod Tax	Adv Tax	after Sev & Adv
Year	M$	M$	M$-	M$	M$	M$	M$	M$
2020	0.09	0.00	0.17	0.00	0.26	0.02	0.01	0.23
2021	79.52	0.00	0.02	0.00	79.54	3.68	1.99	73.87
2022	162.67	0.00	1.89	0.00	164.56	7.67	4.16	152.73
2023	177.49	0.00	2.57	0.00	180.06	8.41	4.57	167.08
2024	357.60	0.00	1.06	0.00	358.65	16.61	8.99	333.05
2025	352.87	0.00	0.00	0.00	352.87	16.30	8.82	327.75
2026	326.02	0.00	0.00	0.00	326.02	15.06	8.15	302.81
2027	301.21	0.00	0.00	0.00	301.21	13.91	7.53	279.76
2028	277.88	0.00	0.00	0.00	277.88	12.84	6.95	258.10
2029	256.08	0.00	0.00	0.00	256.08	11.83	6.40	237.85
2030	236.70	0.00	0.00	0.00	236.70	10.93	5.92	219.85
2031	218.58	0.00	0.00	0.00	218.58	10.10	5.46	203.02
2032	198.38	0.00	0.00	0.00	198.38	9.16	4.96	184.25
2033	182.80	0.00	0.00	0.00	182.80	8.44	4.57	169.78
2034	168.94	0.00	0.00	0.00	168.94	7.80	4.22	156.91
Sub-T	3,296.81	0.00	5.70	0.00	3,302.51	152.77	82.71	3,067.04
After	1,530.36	0.00	0.00	0.00	1,530.36	70.70	38.26	1,421.41
Total	4,827.18	0.00	5.70	0.00	4,832.88	223.47	120.96	4,488.44

18

Deductions					Future Net Income Before Income Taxes
	Lease	Net	Trans.	Net	Undiscounted		Discounted Ann	Disc. Cum. .Annual @
	Net Costs	Investments	Costs	Profits	Annual	Cumulative	@ 10.00%	10.00%
Year	M$	M$	M$	M$	M$	M$	M$	M$
2020	1.49	0.00	0.00	0.00	-1.26	-1.26	-1.24	-1.24
2021	58.65	100.83	0.00	0.00	-85.60	-86.87	-80.95	-82.18
2022	59.19	15.25	0.00	0.00	78.29	-8.58	65.44	-16.74
2023	46.96	3.00	0.00	0.00	117.12	108.55	88.60	71.86
2024	45.85	3.00	0.00	0.00	284.20	392.75	195.24	267.10
2025	45.06	0.00	0.00	0.00	282.68	675.43	176.25	443.35
2026	45.17	0.00	0.00	0.00	257.63	933.07	145.42	588.77
2027	45.24	0.00	0.00	0.00	234.52	1,167.58	119.83	708.61
2028	44.20	6.90	0.00	0.00	206.99	1,374.58	95.89	804.49
2029	44.32	0.00	0.00	0.00	193.53	1,568.10	81.02	885.51
2030	44.44	0.00	0.00	0.00	175.40	1,743.51	66.48	951.99
2031	44.35	0.00	0.00	0.00	158.67	1,902.18	54.44	1,006.43
2032	40.43	0.00	0.00	0.00	143.82	2,046.00	44.67	1,051.10
2033	40.56	0.00	0.00	0.00	129.22	2,175.22	36.33	1,087.42
2034	40.69	0.00	0.00	0.00	116.22	2,291.45	29.58	1,117.00
Sub-T	646.61	128.98	0.00	0.00	2,291.45	2,291.45	1,117.00	1,117.00
After	379.65	249.82	0.00	0.00	791.94	791.94	111.06	111.06
Total	1,026.26	378.79	0.00	0.00	3,083.39	3,083.39	1,228.06	1,228.06

Present Worth Profile (MS)
PW 0.00% :	3,083.39
PW 8.00% :	1,442.91
PW 10.00% :	1,228.06
PW 12.00% :	1,053.89
PW 14.00% :	910.78
PW 16.00% :	791.78

19

PERMEX PETROLEUM
Reserve and Economic Projection	Proved Rsv Class
As of 9/30/2020	Non-Producing Rev Category

MKM Engineering	TABLE 3

Estimated 8/8 Ths Production -					Net Production
Year	Wells	Oil Mbbl	NGL Mgal	Gas MMcf	Oil Mbbl	NGL Mgal	Gas MMcf	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2020	27	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	27	15.78	0.00	4.51	5.85	0.00	1.58	40.12	0.00	1.83
2022	27	48.67	0.00	8.85	24.89	0.00	3.09	40.72	0.00	1.83
2023	26	44.47	0.00	5.96	25.66	0.00	2.08	40.89	0.00	1.83
2024	26	34.24	0.00	4.34	20.14	0.00	1.52	40.91	0.00	1.83
2025	26	27.73	0.00	3.40	16.46	0.00	1.19	40.92	0.00	1.83
2026	26	23.24	0.00	2.80	13.86	0.00	0.98	40.93	0.00	1.83
2027	26	19.88	0.00	2.39	11.86	0.00	0.83	40.93	0.00	1.83
2028	26	17.30	0.00	2.08	10.31	0.00	0.73	40.93	0.00	1.83
2029	26	15.16	0.00	1.84	9.00	0.00	0.64	40.93	0.00	1.83
2030	26	13.45	0.00	1.65	7.95	0.00	0.58	40.93	0.00	1.83
2031	26	12.03	0.00	1.50	7.08	0.00	0.52	40.92	0.00	1.83
2032	24	10.42	0.00	1.37	6.04	0.00	0.48	40.91	0.00	1.83
2033	24	8.67	0.00	1.10	5.09	0.00	0.38	40.94	0.00	1.83
2034	22	5.17	0.00	0.19	3.67	0.00	0.07	41.18	0.00	1.83
Sub-T		296.21	0.00	41.96	167.85	0.00	14.67	40.87	0.00	1.83
After		12.79	0.00	0.00	9.48	0.00	0.00	41.28	0.00	0.00
Total		309.00	0.00	41.96	177.33	0.00	14.67	40.89	0.00	1.83
Cum.		95.20	0.00	11.39
Ult.		404.20	0.00	53.36

Company Future Gross Revenue						Prod & Adv Taxes		Revenue
	Oil	NGL	Gas	Other	Total	Prod Tax	Adv Tax	after Sev & Adv
Year	M$	M$	M$	M$	M$	M$	M$	M$
2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	234.56	0.00	2.89	0.00	237.45	11.06	5.94	220.46
2022	1,013.43	0.00	5.67	0.00	1,019.10	47.25	25.48	946.38
2023	1,049.26	0.00	3.82	0.00	1,053.08	48.76	26.33	977.99
2024	823.80	0.00	2.78	0.00	826.58	38.27	20.66	767.65
2025	673.74	0.00	2.18	0.00	675.92	31.29	16.90	627.73
2026	567.08	0.00	1.80	0.00	568.88	26.33	14.22	528.32
2027	485.52	0.00	1.53	0.00	487.05	22.55	12.18	452.32
2028	422.02	0.00	1.33	0.00	423.36	19.60	10.58	393.18
2029	368.51	0.00	1.18	0.00	369.69	17.11	9.24	343.33
2030	325.46	0.00	1.06	0.00	326.51	15.12	8.16	303.24
2031	289.56	0.00	0.96	0.00	290.52	13.45	7.26	269.81
2032	247.07	0.00	0.88	0.00	247.95	11.48	6.20	230.27
2033	208.54	0.00	0.70	0.00	209.24	9.69	5.23	194.32
2034	151.02	0.00	0.12	0.00	151.14	6.99	3.78	140.38
Sub-T	6,859.58	0.00	26.90	0.00	6,886.48	318.93	172.16	6,395.39
After	391.17	0.00	0.00	0.00	391.17	18.07	9.78	363.32
Total	7,250.75	0.00	26.90	0.00	7,277.65	337.00	181.94	6,758.71

20

Deductions					Future Net Income Before Income Taxes
	Lease	Net	Trans.	Net	Undiscounted		Discounted Ann	Disc. Cum. .Annual
	Net Costs	Investments	Costs	Profits	Annual	Cumulative	@ 10.00%	@ 10.00%
Year	M$	M$	M$	M$	M$	M$	M$	M$
2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	19.45	106.34	0.00	0.00	94.68	94.68	84.68	84.68
2022	115.29	131.59	0.00	0.00	699.50	794.17	582.93	667.61
2023	150.12	6.90	0.00	0.00	820.98	1,615.15	626.08	1,293.69
2024	137.12	0.00	0.00	0.00	630.53	2,245.68	434.77	1,728.46
2025	127.81	0.00	0.00	0.00	499.92	2,745.60	312.05	2,040.51
2026	128.58	0.00	0.00	0.00	399.75	3,145.34	225.86	2,266.37
2027	129.36	0.00	0.00	0.00	322.96	3,468.31	165.18	2,431.54
2028	130.16	0.00	0.00	0.00	263.01	3,731.32	121.76	2,553.30
2029	130.98	0.00	0.00	0.00	212.35	3,943.68	88.98	2,642.28
2030	131.81	0.00	0.00	0.00	171.43	4,115.10	65.03	2,707.31
2031	132.66	0.00	0.00	0.00	137.15	4,252.25	47.10	2,754.40
2032	127.99	0.00	0.00	0.00	102.28	4,354.53	31.84	2,786.24
2033	118.52	0.00	0.00	0.00	75.80	4,430.33	21.33	2,807.57
2034	81.83	33.17	0.00	0.00	25.38	4,455.71	6.37	2,813.94
Sub-T	1,661.68	277.99	0.00	0.00	4,455.71	4,455.71	2,813.94	2,813.94
After	130.48	150.24	0.00	0.00	82.60	82.60	15.62	15.62
Total	1,792.16	428.23	0.00	0.00	4,538.32	4,538.32	2,829.56	2,829.56

Present Worth Profile (MS)
PW 0.00% :	4,538.32
PW 8.00% :	3,087.36
PW 10.00% :	2,829.56
PW 12.00% :	2,601.31
PW 14.00% :	2,398.28
PW 16.00% :	2,216.93

21

PERMEX PETROLEUM
Reserve and Economic Projection	Proved Rsv Class
As of 9/30/2020	Undeveloped Rev Category

MKM Engineering	TABLE 4

Estimated 8/8 Ths Production					Net Production
Year	Wells	Oil Mbbl	NGL Mgal	Gas MMcf	Oil Mbbl	NGL Mgal	Gas MMcf	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2020	94	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	94	154.04	0.00	47.98	53.85	0.00	16.77	39.99	0.00	1.83
2022	94	560.54	0.00	82.63	195.97	0.00	28.89	39.99	0.00	1.83
2023	94	626.64	0.00	99.47	239.15	0.00	34.78	40.18	0.00	1.83
2024	94	619.39	0.00	125.25	253.31	0.00	45.68	40.40	0.00	1.84
2025	110	621.69	0.00	153.12	261.86	0.00	64.05	40.38	0.00	1.87
2026	110	514.56	0.00	126.80	219.57	0.00	52.74	40.37	0.00	1.87
2027	110	422.11	0.00	103.99	178.43	0.00	43.23	40.38	0.00	1.87
2028	110	362.97	0.00	88.84	152.17	0.00	36.79	40.38	0.00	1.87
2029	110	321.85	0.00	77.41	133.69	0.00	31.89	40.37	0.00	1.87
2030	110	293.05	0.00	68.89	120.56	0.00	28.20	40.35	0.00	1.87
2031	110	269.68	0.00	62.15	109.99	0.00	25.28	40.34	0.00	1.87
2032	110	250.81	0.00	56.83	101.48	0.00	22.97	40.33	0.00	1.87
2033	110	233.30	0.00	52.09	93.72	0.00	20.92	40.32	0.00	1.87
2034	110	218.53	0.00	48.16	87.22	0.00	19.23	40.30	0.00	1.86
Sub-T		5,469.16	0.00	1,193.61	2,200.97	0.00	471.42	40.30	0.00	1.86
After		2,596.34	0.00	505.84	955.99	0.00	186.33	40.16	0.00	1.85
Total		8,065.50	0.00	1,699.45	3,156.96	0.00	657.75	40.26	0.00	1.86
Cum.		0.00	0.00	0.00
Ult.		8,065.50	0.00	1,699.45

Company Future Gross Revenue						Prod & Adv Taxes		Revenue
	Oil	NGL	Gas	Other	Total	Prod Tax	Adv Tax	after Sev & Adv
Year	M$	M$	M$	M$	M$	M$	M$	M$
2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	2,153.58	0.00	30.76	0.00	2,184.34	101.82	54.61	2,027.91
2022	7,836.79	0.00	52.97	0.00	7,889.77	366.08	197.24	7,326.44
2023	9,609.21	0.00	63.77	0.00	9,672.98	448.77	241.82	8,982.38
2024	10,234.71	0.00	84.23	0.00	10,318.94	489.86	268.88	9,560.20
2025	10,573.33	0.00	120.02	0.00	10,693.35	535.09	306.02	9,852.25
2026	8,863.77	0.00	98.76	0.00	8,962.53	453.08	261.18	8,248.27
2027	7,204.26	0.00	80.95	0.00	7,285.21	364.09	208.04	6,713.08
2028	6,143.89	0.00	68.87	0.00	6,212.76	308.16	175.04	5,729.55
2029	5,396.60	0.00	59.65	0.00	5,456.26	269.03	152.11	5,035.11
2030	4,865.19	0.00	52.72	0.00	4,917.92	241.31	135.93	4,540.68
2031	4,436.89	0.00	47.23	0.00	4,484.12	219.18	123.09	4,141.85
2032	4,092.35	0.00	42.87	0.00	4,135.22	201.49	112.88	3,820.84
2033	3,778.29	0.00	39.02	0.00	3,817.31	185.52	103.72	3,528.06
2034	3,515.37	0.00	35.84	0.00	3,551.21	172.22	96.12	3,282.87
Sub-T	88,704.24	0.00	877.67	0.00	89,581.91	4,355.70	2,436.70	82,789.51
After	38,397.14	0.00	344.00	0.00	38,741.14	1,837.56	1,007.19	35,896.39
Total	127,101.38	0.00	1,221.67	0.00	128,323.05	6,193.26	3,443.89	118,685.90

22

Deductions					Future Net Income Before Income Taxes
	Lease	Net	Trans.	Net	Undiscounted		Discounted Ann	Disc. Cum. .Annual
	Net Costs	Investments	Costs	Profits	Annual	Cumulative	@ 10.00%	@ 10.00%
Year	M$	M$	M$	M$	M$	M$	M$	M$
020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	227.28	5,804.34	0.00	0.00	-4,003.71	-4,003.71	-3,752.69	-3,752.69
2022	537.78	6,982.03	0.00	0.00	-193.36	-4,197.07	-309.05	-4,061.74
2023	779.45	3,495.76	0.00	0.00	4,707.17	510.09	3,568.81	-492.93
2024	997.50	3,171.87	0.00	0.00	5,390.83	5,900.93	3,716.85	3,223.92
2025	1,161.65	4,212.43	0.00	0.00	4,478.16	10,379.09	2,748.02	5,971.94
2026	1,196.98	0.00	0.00	0.00	7,051.29	17,430.38	3,986.01	9,957.95
2027	1,184.08	0.00	0.00	0.00	5,529.00	22,959.38	2,827.98	12,785.93
2028	1,174.53	0.00	0.00	0.00	4,555.02	27,514.40	2,108.26	14,894.19
2029	1,166.42	0.00	0.00	0.00	3,868.69	31,383.10	1,620.21	16,514.40
2030	1,160.02	0.00	0.00	0.00	3,380.66	34,763.76	1,281.55	17,795.95
2031	1,154.67	0.00	0.00	0.00	2,987.18	37,750.94	1,025.04	18,820.98
2032	1,150.28	0.00	0.00	0.00	2,670.56	40,421.50	829.45	19,650.43
2033	1,145.87	0.00	0.00	0.00	2,382.19	42,803.69	669.65	20,320.08
2034	1,141.93	0.00	0.00	0.00	2,140.94	44,944.63	544.80	20,864.88
Sub-T	14,178.45	23,666.43	0.00	0.00	44,944.63	44,944.63	20,864.88	20,864.88
After	16,276.49	1,159.41	0.00	0.00	18,460.49	18,460.49	2,384.11	2,384.11
Total	30,454.93	24,825.85	0.00	0.00	63,405.12	63,405.12	23,248.99	23,248.99

Present Worth Profile (MS)
PW 0.00% :	63,405.12
PW 8.00% :	27,751.73
PW 10.00% :	23,248.99
PW 12.00% :	19,609.29
PW 14.00% :	16,622.56
PW 16.00% :	14,140.43

23

PERMEX PETROLEUM
Reserve and Economic Projection	Total Proved
As of 9/30/2020

MKM Engineering	TABLE 5

Estimated 8/8 Ths Production					Net Production
Year	Wells	Oil Mbbl	NGL Mgal	Gas MMcf	Oil Mbbl	NGL Mgal	Gas MMcf	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2020	170	7.77	0.00	4.44	2.73	0.00	2.00	39.99	0.00	1.29
2021	167	201.59	0.00	65.62	71.88	0.00	23.47	40.03	0.00	1.67
2022	165	645.42	0.00	105.19	236.81	0.00	37.80	40.09	0.00	1.74
2023	162	713.94	0.00	117.85	286.01	0.00	41.91	40.25	0.00	1.75
2024	162	700.31	0.00	140.49	298.30	0.00	51.30	40.44	0.00	1.78
2025	177	694.29	0.00	166.17	302.29	0.00	68.61	40.41	0.00	1.82
2026	177	580.37	0.00	138.76	256.06	0.00	56.92	40.40	0.00	1.82
2027	177	482.39	0.00	115.07	211.66	0.00	47.10	40.41	0.00	1.81
2028	176	418.70	0.00	99.19	182.69	0.00	40.41	40.41	0.00	1.80
2029	176	373.39	0.00	87.08	161.73	0.00	35.27	40.40	0.00	1.79
2030	176	341.05	0.00	77.97	146.51	0.00	31.38	40.39	0.00	1.79
2031	176	314.53	0.00	70.70	134.06	0.00	28.27	40.38	0.00	1.78
2032	173	292.34	0.00	64.91	123.53	0.00	25.79	40.36	0.00	1.77
2033	173	271.47	0.00	59.54	113.92	0.00	23.52	40.35	0.00	1.77
2034	171	251.73	0.00	54.38	105.18	0.00	21.40	40.34	0.00	1.77
Sub-T		6,289.31	0.00	1,367.36	2,633.36	0.00	535.16	40.35	0.00	1.78
After		2,835.44	0.00	559.31	1,072.98	0.00	205.02	40.20	0.00	1.76
Total		9,124.76	0.00	1,926.67	3,706.35	0.00	740.18	40.30	0.00	1.77
Cum.		7,081.03	0.00	3,343.39
Ult.		16,205.79	0.00	5,270.06

Company Future Gross Revenue						Prod & Adv Taxes		Revenue
	Oil	NGL	Gas	Other	Total	Prod Tax	Adv Tax	after Sev & Adv
Year	M$	M$	M$	M$	M$	M$	M$	M$
2020	108.98	0.00	2.59	0.00	111.57	5.25	2.82	103.50
2021	2,877.66	0.00	39.11	0.00	2,916.77	135.97	73.02	2,707.78
2022	9,493.35	0.00	65.72	0.00	9,559.07	445.81	241.30	8,871.96
2023	11,512.30	0.00	73.39	0.00	11,585.69	544.88	297.24	10,743.57
2024	12,063.75	0.00	91.14	0.00	12,154.89	581.98	321.98	11,250.94
2025	12,216.75	0.00	125.11	0.00	12,341.85	618.11	354.03	11,369.71
2026	10,345.96	0.00	103.31	0.00	10,449.28	528.28	304.80	9,616.19
2027	8,553.61	0.00	85.09	0.00	8,638.70	432.81	248.01	7,957.89
2028	7,382.60	0.00	72.69	0.00	7,455.30	371.45	211.95	6,871.90
2029	6,534.39	0.00	63.19	0.00	6,597.57	327.33	186.18	6,084.06
2030	5,917.52	0.00	56.02	0.00	5,973.54	295.37	167.58	5,510.59
2031	5,413.23	0.00	50.31	0.00	5,463.54	269.45	152.57	5,041.51
2032	4,986.21	0.00	45.77	0.00	5,031.98	247.71	140.06	4,644.21
2033	4,596.75	0.00	41.64	0.00	4,638.39	227.99	128.76	4,281.64
2034	4,243.35	0.00	37.78	0.00	4,281.12	210.23	118.66	3,952.24
Sub-T	106,246.42	0.00	952.86	0.00	107,199.28	5,242.63	2,948.97	99,007.68
After	43,134.17	0.00	360.09	0.00	43,494.26	2,071.96	1,140.52	40,281.78
Total	149,380.59	0.00	1,312.95	0.00	150,693.54	7,314.59	4,089.49	139,289.46

24

Deductions					Future Net Income Before Income Taxes
	Lease	Net	Trans.	Net	Undiscounted		Discounted Ann	Disc. Cum. Annual
	Net Costs	Investments	Costs	Profits	Annual	Cumulative	@ 10.00%	@ 10.00%
Year	M$	M$	M$	M$	M$	M$	M$	M$
2020	61.88	0.00	0.00	0.00	41.62	41.62	41.12	41.12
2021	544.76	6,044.81	0.00	0.00	-3,881.79	-3,840.17	-3,643.54	-3,602.42
2022	962.95	7,128.86	0.00	0.00	780.15	-3,060.02	501.57	-3,100.85
2023	1,225.93	3,508.66	0.00	0.00	6,008.98	2,948.97	4,560.22	1,459.38
2024	1,429.87	3,174.87	0.00	0.00	6,646.20	9,595.17	4,581.46	6,040.84
2025	1,583.92	4,212.43	0.00	0.00	5,573.36	15,168.52	3,431.18	9,472.02
2026	1,620.13	0.00	0.00	0.00	7,996.06	23,164.59	4,519.46	13,991.48
2027	1,608.08	0.00	0.00	0.00	6,349.80	29,514.39	3,247.52	17,239.00
2028	1,598.29	6.90	0.00	0.00	5,266.70	34,781.09	2,437.67	19,676.67
2029	1,591.12	0.00	0.00	0.00	4,492.94	39,274.03	1,881.60	21,558.27
2030	1,585.67	0.00	0.00	0.00	3,924.92	43,198.95	1,487.87	23,046.14
2031	1,581.07	0.00	0.00	0.00	3,460.44	46,659.39	1,187.44	24,233.58
2032	1,568.11	0.00	0.00	0.00	3,076.11	49,735.50	955.47	25,189.05
2033	1,554.35	0.00	0.00	0.00	2,727.29	52,462.79	766.68	25,955.72
2034	1,513.85	33.17	0.00	0.00	2,405.22	54,868.01	611.97	26,567.69
Sub-T	20,029.98	24,109.70	0.00	0.00	54,868.01	54,868.01	26,567.69	26,567.69
After	18,833.90	2,153.30	0.00	0.00	19,294.57	19,294.57	2,545.35	2,545.35
Total	38,863.88	26,263.00	0.00	0.00	74,162.58	74,162.58	29,113.04	29,113.04

Present Worth Profile (MS)
PW 0.00% :	74,162.58
PW 8.00% :	34,293.98
PW 10.00% :	29,113.04
PW 12.00% :	24,892.28
PW 14.00% :	21,404.28
PW 16.00% :	18,486.87

25

PERMEX PETROLEUM
Reserve and Economic Projection	Probable Rsv Class
As of 9/30/2020	Shut-In Rsv Category

MKM Engineering	TABLE 6

Estimated 8/8 Ths Production					Net Production
Year	Wells	Oil Mbbl	NGL Mgal	Gas MMcf	Oil Mbbl	NGL Mgal	Gas MMcf	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2020	4	0.00	0.00	0.00	0.00	0.00	0.00	41.30	0.00	0.00
2021	0	1.15	0.00	0.00	0.83	0.00	0.00	41.30	0.00	0.00
2022	0	1.44	0.00	0.23	1.04	0.00	0.18	41.30	0.00	1.97
2023	0	1.45	0.00	0.45	1.05	0.00	0.35	41.29	0.00	1.97
2024	0	5.04	0.00	1.33	3.97	0.00	1.02	41.22	0.00	1.97
2025	1	8.32	0.00	1.91	6.64	0.00	1.47	41.21	0.00	1.97
2026	1	7.68	0.00	1.80	6.13	0.00	1.38	41.21	0.00	1.97
2027	1	7.09	0.00	1.70	5.66	0.00	1.31	41.21	0.00	1.97
2028	1	6.57	0.00	0.70	5.24	0.00	0.54	41.21	0.00	1.97
2029	0	6.05	0.00	0.00	4.82	0.00	0.00	41.21	0.00	0.00
2030	0	5.59	0.00	0.00	4.45	0.00	0.00	41.21	0.00	0.00
2031	0	5.17	0.00	0.00	4.11	0.00	0.00	41.21	0.00	0.00
2032	0	4.79	0.00	0.00	3.81	0.00	0.00	41.21	0.00	0.00
2033	0	4.42	0.00	0.00	3.51	0.00	0.00	41.21	0.00	0.00
2034	0	4.09	0.00	0.00	3.24	0.00	0.00	41.21	0.00	0.00
Sub-T		68.85	0.00	8.12	54.50	0.00	6.25	41.21	0.00	1.97
After		48.15	0.00	0.00	37.63	0.00	0.00	41.22	0.00	0.00
Total		117.00	0.00	8.12	92.12	0.00	6.25	41.22	0.00	1.97
Cum.		0.00	0.00	0.43
Ult.		117.00	0.00	8.55

Company Future Gross Revenue						Prod & Adv Taxes		Revenue
	Oil	NGL	Gas	Other	Total	Prod Tax	Adv Tax	After Sev & Adv
Year	MS	MS	MS	MS	MS	MS	MS	MS
2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	34.18	0.00	0.00	0.00	34.18	1.58	0.85	31.75
2022	42.75	0.00	0.35	0.00	43.10	2.00	1.09	40.01
2023	43.31	0.00	0.69	0.00	44.00	2.06	1.12	40.82
2024	163.62	0.00	2.02	0.00	165.64	7.72	4.19	153.72
2025	273.65	0.00	2.89	0.00	276.54	12.88	6.99	256.68
2026	252.55	0.00	2.72	0.00	255.28	11.89	6.45	236.94
2027	233.12	0.00	2.57	0.00	235.69	10.98	5.96	218.75
2028	215.79	0.00	1.06	0.00	216.85	10.06	5.45	201.34
2029	198.69	0.00	0.00	0.00	198.69	9.18	4.97	184.54
2030	183.50	0.00	0.00	0.00	183.50	8.48	4.59	170.43
2031	169.50	0.00	0.00	0.00	169.50	7.83	4.24	157.43
2032	157.01	0.00	0.00	0.00	157.01	7.25	3.93	145.83
2033	144.68	0.00	0.00	0.00	144.68	6.68	3.62	134.38
2034	133.72	0.00	0.00	0.00	133.72	6.18	3.34	124.20
Sub-T	2,246.08	0.00	12.29	0.00	2,258.37	104.77	56.77	2,096.84
After	1,551.10	0.00	0.00	0.00	1,551.10	71.66	38.78	1,440.66
Total	3,797.17	0.00	12.29	0.00	3,809.47	176.43	95.54	3,537.50

26

Deductions					Future Net Income Before Income Taxes
								Disc.
	Lease Net	Net	Trans.	Net	Undiscounted		Discounted Ann	Cum. Annual
	Costs	Investments	Costs	Profits	Annual	Cumulative	@10.00%	@10.00%
Year	M$	M$	M$	M$	M$	M$	M$
2020	15.86	0.00	0.00	0.00	-15.86	-15.86	-15.66	-15.66
2021	-0.91	0.00	0.00	0.00	32.66	16.80	28.81	13.15
2022	-5.34	0.00	0.00	0.00	45.35	62.15	38.35	51.51
2023	6.44	0.00	0.00	0.00	34.38	96.53	26.09	77.60
2024	7.78	-3.00	0.00	0.00	148.94	245.47	100.86	178.46
2025	8.81	0.00	0.00	0.00	247.86	493.34	154.54	333.00
2026	8.95	0.00	0.00	0.00	227.99	721.33	128.68	461.68
2027	9.08	0.00	0.00	0.00	209.67	930.99	107.13	568.81
2028	8.01	3.00	0.00	0.00	190.33	1,121.33	88.08	656.89
2029	7.25	0.00	0.00	0.00	177.29	1,298.61	74.22	731.11
2030	7.40	0.00	0.00	0.00	163.03	1,461.65	61.78	792.89
2031	7.55	0.00	0.00	0.00	149.89	1,611.54	51.42	844.32
2032	7.70	0.00	0.00	0.00	138.14	1,749.67	42.90	887.21
2033	7.85	0.00	0.00	0.00	126.53	1,876.20	35.56	922.77
2034	8.01	0.00	0.00	0.00	116.19	1,992.39	29.57	952.34
Sub-T	104.44	0.00	0.00	0.00	1,992.39	1,992.39	952.34	952.34
After	515.47	0.00	0.00	0.00	925.19	925.19	136.21	136.21
Total	619.92	0.00	0.00	0.00	2,917.58	2,917.58	1,088.55	1,088.55

Present Worth Profile (MS)
PW 0.00% :	2,917.58
PW 8.00% :	1,292.11
PW 10.00% :	1,088.55
PW 12.00% :	926.13
PW 14.00% :	794.77
PW 16.00% :	687.24

27

PERMEX PETROLEUM
Reserve and Economic Projection	Probable Rsv Class
As of 9/30/2020	Non-producing Rsv Category

MKM Engineering	TABLE 7

Estimated 8/8 Ths Production					Net Production
Year	Wells	Oil Mbbl	NGL Mgal	Gas MMcf	Oil Mbbl	NGL Mgal	Gas MMcf	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2020	0	0.77	0.00	0.00	0.60	0.00	0.00	41.27	0.00	0.00
2021	0	7.54	0.00	0.00	5.88	0.00	0.00	41.27	0.00	0.00
2022	0	-0.47	0.00	0.00	-0.37	0.00	0.00	41.27	0.00	0.00
2023	0	0.43	0.00	0.00	0.33	0.00	0.00	41.27	0.00	0.00
2024	0	0.81	0.00	0.00	0.63	0.00	0.00	41.27	0.00	0.00
2025	0	0.93	0.00	0.00	0.73	0.00	0.00	41.27	0.00	0.00
2026	0	1.02	0.00	0.00	0.80	0.00	0.00	41.27	0.00	0.00
2027	0	1.12	0.00	0.00	0.87	0.00	0.00	41.27	0.00	0.00
2028	0	1.14	0.00	0.00	0.89	0.00	0.00	41.27	0.00	0.00
2029	0	1.11	0.00	0.00	0.87	0.00	0.00	41.27	0.00	0.00
2030	0	1.06	0.00	0.00	0.83	0.00	0.00	41.27	0.00	0.00
2031	0	1.05	0.00	0.00	0.82	0.00	0.00	41.27	0.00	0.00
2032	0	1.09	0.00	0.00	0.85	0.00	0.00	41.27	0.00	0.00
2033	0	1.10	0.00	0.00	0.86	0.00	0.00	41.27	0.00	0.00
2034	0	1.10	0.00	0.00	0.86	0.00	0.00	41.27	0.00	0.00
Sub-T		19.81	0.00	0.00	15.45	0.00	0.00	41.27	0.00	0.00
After		18.33	0.00	0.00	14.29	0.00	0.00	41.27	0.00	0.00
Total		38.13	0.00	0.00	29.74	0.00	0.00	41.27	0.00	0.00
Cum.		0.00	0.00	0.00
Ult.		38.13	0.00	0.00

Company Future Gross Revenue						Prod & Adv Taxes		Revenue
	Oil	NGL	Gas	Other	Total	Prod Tax	Adv Tax	after Sev & Adv
Year	M$	M$	M$	M$	M$	M$	M$	M$
2020	24.76	0.00	0.00	0.00	24.76	1.14	0.62	23.00
2021	242.67	0.00	0.00	0.00	242.67	11.21	6.07	225.39
2022	-15.14	0.00	0.00	0.00	-15.14	-0.70	-0.38	-14.06
2023	13.78	0.00	0.00	0.00	13.78	0.64	0.34	12.79
2024	26.15	0.00	0.00	0.00	26.15	1.21	0.65	24.29
2025	29.95	0.00	0.00	0.00	29.95	1.38	0.75	27.82
2026	32.88	0.00	0.00	0.00	32.88	1.52	0.82	30.53
2027	35.92	0.00	0.00	0.00	35.92	1.66	0.90	33.36
2028	36.68	0.00	0.00	0.00	36.68	1.69	0.92	34.06
2029	35.78	0.00	0.00	0.00	35.78	1.65	0.89	33.24
2030	34.12	0.00	0.00	0.00	34.12	1.58	0.85	31.69
2031	33.92	0.00	0.00	0.00	33.92	1.57	0.85	31.50
2032	35.11	0.00	0.00	0.00	35.11	1.62	0.88	32.61
2033	35.49	0.00	0.00	0.00	35.49	1.64	0.89	32.96
2034	35.50	0.00	0.00	0.00	35.50	1.64	0.89	32.97
Sub-T	637.56	0.00	0.00	0.00	637.56	29.45	15.94	592.17
After	589.94	0.00	0.00	0.00	589.94	27.25	14.75	547.94
Total	1,227.50	0.00	0.00	0.00	1,227.50	56.71	30.69	1,140.11

28

Deductions					Future Net Income Before Income Taxes
	Lease	Net	Trans.	Net	Undiscounted		Discounted Ann	Disc. Cum. .Annual
	Net Costs	Investments	Costs	Profits	Annual	Cumulative	@ 10.00%	@ 10.00%
Year	M$	M$	M$	M$	M$	M$	M$	M$
2020	1.33	40.00	0.00	0.00	-18.33	-18.33	-18.44	-18.44
2021	14.79	-40.00	0.00	0.00	250.60	232.27	232.53	214.08
2022	0.00	0.00	0.00	0.00	-14.06	218.21	-12.08	202.00
2023	0.00	0.00	0.00	0.00	12.79	231.00	9.62	211.63
2024	0.00	0.00	0.00	0.00	24.29	255.29	16.68	228.31
2025	0.00	0.00	0.00	0.00	27.82	283.11	17.33	245.64
2026	0.00	0.00	0.00	0.00	30.53	313.65	17.20	262.84
2027	0.00	0.00	0.00	0.00	33.36	347.00	17.03	279.86
2028	0.00	0.00	0.00	0.00	34.06	381.07	15.74	295.61
2029	0.00	0.00	0.00	0.00	33.24	414.30	13.91	309.52
2030	0.00	0.00	0.00	0.00	31.69	446.00	12.01	321.52
2031	0.00	0.00	0.00	0.00	31.50	477.50	10.80	332.32
2032	0.00	0.00	0.00	0.00	32.61	510.12	10.12	342.44
2033	0.00	0.00	0.00	0.00	32.96	543.08	9.26	351.70
2034	0.00	0.00	0.00	0.00	32.97	576.05	8.38	360.08
Sub-T	16.12	0.00	0.00	0.00	576.05	576.05	360.08	360.08
After	316.60	0.00	0.00	0.00	231.34	231.34	41.28	41.28
Total	332.72	0.00	0.00	0.00	807.39	807.39	401.36	401.36

Present Worth Profile (MS)
PW 0.00% :	807.39
PW 8.00% :	447.82
PW 10.00% :	401.36
PW 12.00% :	364.27
PW 14.00% :	334.29
PW 16.00% :	309.75

29

PERMEX PETROLEUM
Reserve and Economic Projection	Probable Rsv Class
As of 9/30/2020	Undeveloped Rsv Category

MKM Engineering	TABLE 8

Estimated 8/8 Ths Production					Net Production
Year	Wells	Oil Mbbl	NGL Mgal	Gas MMcf	Oil Mbbl	NGL Mgal	Gas MMcf	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2020	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	0	51.27	0.00	22.73	17.93	0.00	7.95	39.99	0.00	1.83
2022	0	77.49	0.00	34.50	27.09	0.00	12.06	39.99	0.00	1.83
2023	0	59.77	0.00	26.40	21.12	0.00	9.23	39.53	0.00	1.83
2024	0	47.58	0.00	20.40	17.40	0.00	7.13	39.32	0.00	1.83
2025	0	40.82	0.00	17.14	15.27	0.00	5.99	39.40	0.00	1.83
2026	0	36.24	0.00	15.05	13.72	0.00	5.26	39.46	0.00	1.83
2027	0	32.77	0.00	13.56	12.45	0.00	4.74	39.51	0.00	1.83
2028	0	30.14	0.00	12.46	11.47	0.00	4.35	39.56	0.00	1.83
2029	0	28.00	0.00	11.52	10.71	0.00	4.03	39.60	0.00	1.83
2030	0	26.28	0.00	10.77	10.08	0.00	3.77	39.63	0.00	1.83
2031	0	24.78	0.00	10.15	9.51	0.00	3.55	39.66	0.00	1.83
2032	0	23.51	0.00	9.65	9.01	0.00	3.37	39.68	0.00	1.83
2033	0	22.26	0.00	9.14	8.53	0.00	3.19	39.70	0.00	1.83
2034	0	21.24	0.00	8.68	8.18	0.00	3.03	39.71	0.00	1.83
Sub-T		522.15	0.00	222.14	192.47	0.00	77.66	39.64	0.00	1.83
After		310.24	0.00	120.97	125.04	0.00	42.29	39.85	0.00	1.83
Total		832.39	0.00	343.11	317.50	0.00	119.96	39.72	0.00	1.83
Cum.		0.00	0.00	0.00
Ult.		832.39	0.00	343.11

Company Future Gross Revenue						Prod & Adv Taxes		Revenue
	Oil	NGL	Gas	Other	Total	Prod Tax	Adv Tax	after Sev & Adv
Year	M$	M$	M$	M$	M$	M$	M$	M$
2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	716.85	0.00	14.57	0.00	731.42	34.22	18.29	678.92
2022	1,083.42	0.00	22.12	0.00	1,105.53	51.72	27.64	1,026.17
2023	834.95	0.00	16.93	0.00	851.87	39.86	21.30	790.72
2024	684.05	0.00	13.08	0.00	697.13	32.59	17.43	647.11
2025	601.73	0.00	10.99	0.00	612.71	28.63	15.32	568.76
2026	541.32	0.00	9.65	0.00	550.97	25.74	13.77	511.45
2027	491.87	0.00	8.69	0.00	500.56	23.38	12.51	464.66
2028	453.69	0.00	7.98	0.00	461.68	21.57	11.54	428.57
2029	424.06	0.00	7.38	0.00	431.45	20.15	10.79	400.51
2030	399.40	0.00	6.91	0.00	406.30	18.97	10.16	377.17
2031	377.06	0.00	6.51	0.00	383.57	17.91	9.59	356.07
2032	357.60	0.00	6.18	0.00	363.79	16.99	9.09	337.70
2033	338.76	0.00	5.86	0.00	344.62	16.09	8.62	319.91
2034	324.80	0.00	5.56	0.00	330.36	15.43	8.26	306.68
Sub-T	7,629.55	0.00	142.42	0.00	7,771.97	363.26	194.30	7,214.41
After	4,982.95	0.00	77.55	0.00	5,060.51	236.08	126.51	4,697.92
Total	12,612.50	0.00	219.97	0.00	12,832.48	599.34	320.81	11,912.33

30

Deductions					Future Net Income Before Income Taxes
	Lease	Net	Trans.	Net	Undiscounted		Discounted Ann	Disc. Cum. .Annual
	Net Costs	Investments	Costs	Profits	Annual	Cumulative	@ 10.00%	@ 10.00%
Year	M$	M$	M$	M$	M$	M$	M$	M$
2020	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2021	66.69	0.00	0.00	0.00	612.23	612.23	558.74	558.74
2022	100.82	0.00	0.00	0.00	925.35	1,537.57	775.72	1,334.45
2023	77.10	0.00	0.00	0.00	713.63	2,251.20	544.02	1,878.47
2024	59.60	0.00	0.00	0.00	587.51	2,838.71	404.86	2,283.33
2025	50.07	0.00	0.00	0.00	518.70	3,357.41	323.47	2,606.79
2026	43.99	0.00	0.00	0.00	467.46	3,824.87	263.88	2,870.67
2027	39.63	0.00	0.00	0.00	425.04	4,249.91	217.19	3,087.86
2028	36.40	0.00	0.00	0.00	392.17	4,642.08	181.36	3,269.22
2029	33.65	0.00	0.00	0.00	366.86	5,008.94	153.55	3,422.77
2030	31.49	0.00	0.00	0.00	345.68	5,354.62	130.98	3,553.74
2031	29.68	0.00	0.00	0.00	326.39	5,681.01	111.95	3,665.69
2032	28.19	0.00	0.00	0.00	309.51	5,990.52	96.09	3,761.78
2033	26.70	0.00	0.00	0.00	293.21	6,283.73	82.39	3,844.17
2034	25.37	0.00	0.00	0.00	281.31	6,565.04	71.56	3,915.72
Sub-T	649.37	0.00	0.00	0.00	6,565.04	6,565.04	3,915.72	3,915.72
After	802.24	0.00	0.00	0.00	3,895.67	3,895.67	439.03	439.03
Total	1,451.61	0.00	0.00	0.00	10,460.71	10,460.71	4,354.75	4,354.75

Present Worth Profile (MS)
PW 0.00% :	10,460.71
PW 8.00% :	4,954.61
PW 10.00% :	4,354.75
PW 12.00% :	3,882.64
PW 14.00% :	3,501.65
PW 16.00% :	3,187.55

31

PERMEX PETROLEUM
Reserve and Economic Projection	Total probable
As of 9/30/2020

MKM Engineering	TABLE 9

Estimated 8/8 Ths Production					Net Production
Year	Wells	Oil Mbbl	NGL Mgal	Gas MMcf	Oil Mbbl	NGL Mgal	Gas MMcf	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2020	4	0.77	0.00	0.00	0.60	0.00	0.00	41.27	0.00	0.00
2021	0	59.96	0.00	22.73	24.63	0.00	7.95	40.34	0.00	1.83
2022	0	78.46	0.00	34.73	27.76	0.00	12.24	40.02	0.00	1.84
2023	0	61.65	0.00	26.86	22.50	0.00	9.58	39.64	0.00	1.84
2024	0	53.43	0.00	21.73	22.00	0.00	8.16	39.72	0.00	1.85
2025	1	50.06	0.00	19.04	22.64	0.00	7.46	39.99	0.00	1.86
2026	1	44.94	0.00	16.85	20.64	0.00	6.65	40.05	0.00	1.86
2027	1	40.97	0.00	15.26	18.98	0.00	6.05	40.10	0.00	1.86
2028	1	37.85	0.00	13.15	17.59	0.00	4.89	40.14	0.00	1.85
2029	0	35.17	0.00	11.52	16.40	0.00	4.03	40.16	0.00	1.83
2030	0	32.93	0.00	10.77	15.36	0.00	3.77	40.17	0.00	1.83
2031	0	31.00	0.00	10.15	14.44	0.00	3.55	40.19	0.00	1.83
2032	0	29.39	0.00	9.65	13.67	0.00	3.37	40.20	0.00	1.83
2033	0	27.78	0.00	9.14	12.90	0.00	3.19	40.21	0.00	1.83
2034	0	26.43	0.00	8.68	12.28	0.00	3.03	40.22	0.00	1.83
Sub-T		610.81	0.00	230.26	262.41	0.00	83.91	40.06	0.00	1.84
After		376.72	0.00	120.97	176.96	0.00	42.29	40.26	0.00	1.83
Total		987.53	0.00	351.23	439.37	0.00	126.21	40.14	0.00	1.84
Cum.		0.00	0.00	0.43
Ult.		987.53	0.00	351.66

Company Future Gross Revenue						Prod & Adv Taxes		Revenue
	Oil	NGL	Gas	Other	Total	Prod Tax	Adv Tax	After Sev & Adv
Year	M$	M$	M$	M$	M$	M$	M$	M$
2020	24.76	0.00	0.00	0.00	24.76	1.14	0.62	23.00
2021	993.70	0.00	14.57	0.00	1,008.27	47.01	25.21	936.06
2022	1,111.03	0.00	22.47	0.00	1,133.50	53.03	28.35	1,052.12
2023	892.03	0.00	17.61	0.00	909.65	42.55	22.76	844.34
2024	873.82	0.00	15.10	0.00	888.92	41.53	22.27	825.12
2025	905.33	0.00	13.88	0.00	919.21	42.89	23.05	853.26
2026	826.75	0.00	12.38	0.00	839.12	39.15	21.05	778.93
2027	760.90	0.00	11.26	0.00	772.17	36.02	19.37	716.78
2028	706.16	0.00	9.04	0.00	715.20	33.31	17.91	663.98
2029	658.53	0.00	7.38	0.00	665.92	30.98	16.65	618.29
2030	617.02	0.00	6.91	0.00	623.93	29.03	15.60	579.30
2031	580.48	0.00	6.51	0.00	586.99	27.31	14.67	545.00
2032	549.73	0.00	6.18	0.00	555.92	25.86	13.90	516.15
2033	518.93	0.00	5.86	0.00	524.79	24.42	13.12	487.25
2034	494.02	0.00	5.56	0.00	499.58	23.24	12.49	463.85
Sub-T	10,513.19	0.00	154.71	0.00	10,667.90	497.48	267.00	9,903.42
After	7,123.99	0.00	77.55	0.00	7,201.54	334.99	180.04	6,686.52
Total	17,637.18	0.00	232.27	0.00	17,869.45	832.47	447.04	16,589.93

32

Deductions					Future Net Income Before Income Taxes
	Lease	Net	Trans.	Net	Undiscounted		Discounted Ann	Disc. Cum. Annual
	Net Costs	Investments	Costs	Profits	Annual	Cumulative	@10.00%	@10.00%
Year	M$	M$	M$	M$	M$	M$	M$	M$
2020	17.19	40.00	0.00	0.00	-34.19	-34.19	-34.10	-34.10
2021	80.56	-40.00	0.00	0.00	895.49	861.30	820.07	785.97
2022	95.48	0.00	0.00	0.00	956.64	1,817.93	801.99	1,587.96
2023	83.54	0.00	0.00	0.00	760.80	2,578.73	579.73	2,167.69
2024	67.38	-3.00	0.00	0.00	760.74	3,339.47	522.40	2,690.10
2025	58.88	0.00	0.00	0.00	794.38	4,133.85	495.33	3,185.43
2026	52.94	0.00	0.00	0.00	725.99	4,859.84	409.76	3,595.19
2027	48.71	0.00	0.00	0.00	668.06	5,527.90	341.35	3,936.53
2028	44.41	3.00	0.00	0.00	616.57	6,144.48	285.19	4,221.72
2029	40.91	0.00	0.00	0.00	577.38	6,721.86	241.67	4,463.39
2030	38.89	0.00	0.00	0.00	540.41	7,262.27	204.77	4,668.16
2031	37.22	0.00	0.00	0.00	507.78	7,770.05	174.17	4,842.33
2032	35.89	0.00	0.00	0.00	480.26	8,250.31	149.10	4,991.43
2033	34.55	0.00	0.00	0.00	452.70	8,703.01	127.21	5,118.64
2034	33.37	0.00	0.00	0.00	430.48	9,133.49	109.50	5,228.15
Sub-T	769.93	0.00	0.00	0.00	9,133.49	9,133.49	5,228.15	5,228.15
After	1,634.32	0.00	0.00	0.00	5,052.20	5,052.20	616.52	616.52
Total	2,404.25	0.00	0.00	0.00	14,185.69	14,185.69	5,844.67	5,844.67

Present Worth Profile (MS)
PW 0.00% :	14,185.69
PW 8.00% :	6,694.54
PW 10.00% :	5,844.67
PW 12.00% :	5,173.05
PW 14.00% :	4,630.72
PW 16.00% :	4,184.53

33